Exhibit 99.1

IHEARTMEDIA, INC. REPORTS
RESULTS FOR 2024 FOURTH QUARTER AND FULL YEAR

New York, NY, February 27, 2025 – iHeartMedia, Inc. (Nasdaq: IHRT) today reported financial results for the quarter and year ended December 31, 2024.
Financial Highlights:1

Completed Debt Exchange Transaction and Cost Efficiency Actions
▪Completed previously announced exchange with a group of debt holders representing approximately 92% of the Company's outstanding term loan and notes (the "Debt Exchange Transaction"); exchanging approximately $4.8 billion of existing debt; extended maturities by three years; kept consolidated annual cash interest essentially flat; and provided debt reduction resulting in the lowest Net Debt in the history of the Company
▪Completed modernization cost reduction program expected to generate $200 million of annual cost savings in 2025. Offset by $50 million of anticipated cost increases for 2025, for an expected net cost reduction of $150 million

Q4 2024 Consolidated Results
▪Q4 Revenue of $1,118 million, up 4.8% (Excluding Q4 Political Revenue, Q4 Revenue down 1.8%)
▪GAAP Operating income of $105 million vs. $80 million in Q4 2023
▪Consolidated Adjusted EBITDA of $246 million, compared to $208 million in Q4 2023, up 18.2%
▪Cash provided by operating activities of $1 million
▪Free Cash Flow of $(24) million included $89 million of Debt Exchange Transaction fees and $46 million of the accrued interest paid for the Debt Exchange Transaction that would have been paid in 2025 under the old debt terms
•Free Cash Flow excluding the impacts of the Debt Exchange Transaction was $111 million
▪Cash balance and total available liquidity2 of $260 million and $686 million, respectively, as of December 31, 2024

Q4 2024 Digital Audio Group Results
▪Digital Audio Group Revenue of $339 million up 7%
•Podcast Revenue of $140 million up 6%
•Digital Revenue excluding Podcast of $199 million up 7%
▪Segment Adjusted EBITDA of $119 million up 2%
•Digital Audio Group Adjusted EBITDA margin of 35.1%
Q4 2024 Multiplatform Group Results
▪Multiplatform Group Revenue of $684 million flat
•Excluding Multiplatform Group Q4 Political Revenue, Multiplatform Group Q4 Revenue down 5%
▪Segment Adjusted EBITDA of $150 million up 6%
•Multiplatform Group Adjusted EBITDA margin of 21.9%

Guidance
▪Q1 Consolidated Revenue expected to decline low-single digits
▪Q1 Consolidated Adjusted EBITDA3 expected to be approximately $100 million to $110 million
▪Full Year 2025 Consolidated Revenue expected to be approximately flat in a non-political year
▪Full Year 2025 Consolidated Adjusted EBITDA3 expected to be approximately $770 million
1 Unless otherwise noted, all results are based on year over year comparisons.
2 Total available liquidity is defined as cash and cash equivalents plus available borrowings under our ABL Facility. We use total available liquidity to evaluate our capacity to access cash to meet obligations and fund operations.
3 A full reconciliation of forecasted Adjusted EBITDA, net debt and net leverage on a non-GAAP basis to the respective most-directly comparable GAAP metrics cannot be provided without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliations, including gains or losses on investments, extinguishment of debt, equity in nonconsolidated affiliates, impairment charges, stock based compensation, and restructuring as well as the Company’s cash and cash equivalents balance.

Full Year 2024 Highlights4
▪Revenue of $3,855 million, up 3% YoY, flat excluding political
•Digital Audio Group Revenue up 9%
◦Podcast Revenue up 10%
◦Digital Revenue excluding Podcast up 8%
•Multiplatform Group Revenue down 3%
◦Excluding Multiplatform Group Political Revenue, Multiplatform Group Revenue down 5%
▪GAAP Operating loss of $763 million decreased from GAAP Operating loss of $797 million in the year ended December 31, 2023. 2024 and 2023 included $923 million and $965 million of non-cash impairment charges, respectively, primarily related to our goodwill and indefinite-lived intangible assets balances
▪Consolidated Adjusted EBITDA of $706 million, up from $697 million in the year ended December 31, 2023
▪Generated Cash Flows from operating activities of $71 million
▪Free Cash Flow of $(26) million included $89 million of Debt Exchange Transaction fees and $46 million of the accrued interest paid for the Debt Exchange Transaction that would have been paid in 2025 under the old debt terms
•Free Cash Flow excluding the impacts of the Debt Exchange Transaction was $109 million

4 Unless otherwise noted, all results are based on year over year comparisons.

Statement from Senior Management

“Our fourth quarter Adjusted EBITDA of $246 million was up 18.2% vs. prior year, our highest percentage increase in almost three years, and our consolidated revenues were up 4.8% compared to the prior year, demonstrating the inherent operating leverage in this business” said Bob Pittman, Chairman and CEO of iHeartMedia, Inc. “We are pleased that we successfully completed the comprehensive exchange transaction discussed last quarter -- extending the majority of our debt maturities by three years; keeping our consolidated annual cash interest expense essentially flat; and providing overall debt reduction. This provides the company with the flexibility to remain focused on creating shareholder value in 2025 and beyond.”

“In the fourth quarter, the Digital Audio Group’s revenues were $339 million, and the Digital Audio Group’s Adjusted EBITDA was $119 million, up 2.1% year-over-year. The Multiplatform Group’s revenues were $684 million, flat compared to prior year, and Adjusted EBITDA was $150 million, up 5.9% from $142 million in the prior-year quarter,” said Rich Bressler, President, COO and CFO of iHeartMedia, Inc. “At quarter end, we had the lowest Net Debt position in the history of our company, approximately $4.52 billion of Net Debt outstanding. Our total liquidity was $686 million at quarter end, which includes a cash balance of $260 million. Our quarter ending Net Debt to Adjusted EBITDA ratio was 6.4-times, and we expect to end the year at approximately 5.5-times -- remaining on track to achieve our goal of achieving 3.2-times by the end of 2028.”

Consolidated Results of Operations
Fourth Quarter 2024 Consolidated Results
Our consolidated revenue increased $51.5 million, or 4.8%, during the three months ended December 31, 2024 compared to the same period of 2023 primarily due to increases in political revenue as 2024 was a presidential election year and digital revenues for our Digital Audio Group and Audio & Media Services segments. Digital Audio revenue increased $21.2 million, or 6.7%, driven primarily by continuing increases in demand for digital advertising. Multiplatform revenue was flat year-over-year, due to an increase in political revenues, offset by a decrease in broadcast advertising due to continued uncertain market conditions and a decrease in non-cash trade revenues. Audio & Media Services revenue increased $30.2 million, or 44.7%, primarily as a result of higher political revenue as well as an increase in digital revenue.
Consolidated direct operating expenses increased $41.2 million, or 9.9%, during the three months ended December 31, 2024 compared to the same period of 2023. The increase was primarily driven by higher variable content costs, including higher third-party digital costs and podcast profit sharing expenses related to the increase in digital revenues, an increase in music license fees, and an increase in certain costs incurred in connection with executing our cost savings initiatives.
Consolidated Selling, General & Administrative ("SG&A") expenses decreased $7.9 million, or 1.7%, during the three months ended December 31, 2024 compared to the same period of 2023. The decrease was driven primarily by a decrease in employee compensation, including lower bonus expense, and lower trade expense due to the earlier promotion schedule for the 2024 iHeartRadio Music Festival compared to the 2023 iHeartRadio Music Festival, partially offset by an increase in certain costs incurred in connection with executing on our cost savings initiatives.
Our consolidated GAAP Operating income was $104.5 million compared to $79.8 million in the fourth quarter of 2023.
Adjusted EBITDA increased to $246.2 million compared to $208.2 million in the prior-year period.
Cash provided by operating activities was $1.2 million, compared to $154.1 million in the prior year period primarily due to the decrease in broadcast revenue and costs incurred related to the Debt Exchange Transaction including $89.0 million of debt exchange fees and $46.3 million of accrued interest related to the Debt Exchange Transaction that would have been paid in 2025 under the old debt terms, partially offset by an increase in political revenues. Free Cash Flow was $(24.2) million, compared to $141.9 million in the prior year period. Excluding the impact of the costs incurred related to the Debt Exchange Transaction, our Adjusted Free Cash Flow was $111.1 million for the three months ended December 31, 2024.

Business Segments: Results of Operations
Fourth Quarter 2024 Multiplatform Group Results

(In thousands)	Three Months Ended December 31,		%	Year Ended December 31,		%
	2024	2023	Change	2024	2023	Change
Revenue	$683,995	$684,028	—%	$2,372,909	$2,435,368	(2.6)%
Operating expenses[1]	534,046	542,493	(1.6)%	1,911,643	1,881,934	1.6%
Segment Adjusted EBITDA	$149,949	$141,535	5.9%	$461,266	$553,434	(16.7)%
Segment Adjusted EBITDA margin	21.9%	20.7%		19.4%	22.7%
1 Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses.
Revenue from our Multiplatform Group was flat YoY, due to an increase in political revenues as 2024 was a presidential election year, offset by a decrease in broadcast advertising in connection with continued uncertain market conditions. Broadcast revenue grew $8.6 million, or 1.8% YoY, driven by an increase in political advertising, partially offset by lower spot revenue and non-cash trade revenue related to the earlier promotion schedule for the 2024 iHeartRadio Music Festival compared to the 2023 iHeartRadio Music Festival. Networks decreased $6.6 million, or 5.6% YoY. Revenue from Sponsorship and Events decreased $1.0 million, or 1.5% YoY.

Operating expenses decreased $8.4 million, or 1.6% YoY, driven primarily by lower bonus expense based on results and lower non-cash trade expense related to the 2024 iHeartRadio Music Festival, partially offset by an increase in broadcast music license fees.

Segment Adjusted EBITDA Margin increased YoY to 21.9% from 20.7%.

Fourth Quarter 2024 Digital Audio Group Results

(In thousands)	Three Months Ended December 31,		%	Year Ended December 31,		%
	2024	2023	Change	2024	2023	Change
Revenue	$338,892	$317,695	6.7%	$1,164,515	$1,069,167	8.9%
Operating expenses[1]	219,955	201,184	9.3%	785,575	720,298	9.1%
Segment Adjusted EBITDA	$118,937	$116,511	2.1%	$378,940	$348,869	8.6%
Segment Adjusted EBITDA margin	35.1%	36.7%		32.5%	32.6%
1 Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses.
Revenue from our Digital Audio Group increased $21.2 million, or 6.7% YoY, driven by Digital, excluding Podcast revenue, which grew $13.3 million, or 7.2% YoY, to $199.3 million, driven by an increase in demand for digital advertising, and Podcast revenue, which increased $7.9 million, or 6.0% YoY, to $139.6 million, driven primarily by continued increases in demand for podcasting from advertisers.

Operating expenses increased $18.8 million, or 9.3% YoY, primarily driven by higher variable content costs, including higher third-party digital costs and podcast profit sharing costs related to the increase in revenues.

Segment Adjusted EBITDA Margin decreased YoY to 35.1% from 36.7%.

Fourth Quarter 2024 Audio & Media Services Group Results

(In thousands)	Three Months Ended December 31,		%	Year Ended December 31,		%
	2024	2023	Change	2024	2023	Change
Revenue	$97,755	$67,568	44.7%	$327,055	$256,702	27.4%
Operating expenses[1]	49,034	46,926	4.5%	186,381	185,241	0.6%
Segment Adjusted EBITDA	$48,721	$20,642	136.0%	$140,674	$71,461	96.9%
Segment Adjusted EBITDA margin	49.8%	30.5%		43.0%	27.8%
1 Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses.
Revenue from our Audio & Media Services Group increased $30.2 million, or 44.7% YoY, primarily due to higher political revenue as 2024 was a presidential election year and increased demand for digital advertising.

Operating expenses increased $2.1 million, or 4.5% YoY, primarily driven by higher bonus expense based on results, partially offset by lower employee compensation in connection with our cost savings initiatives.

Segment Adjusted EBITDA Margin increased YoY to 49.8% from 30.5%.

GAAP and Non-GAAP Measures: Consolidated

(In thousands)	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue[1]	$1,118,269	$1,066,783	$3,854,532	$3,751,025
Operating income (loss)	104,547	79,780	(763,108)	(797,311)
Adjusted EBITDA[1]	246,208	208,210	705,617	696,598
Net income (loss)	31,928	13,975	(1,009,494)	(1,100,339)
Cash provided by operating activities[2]	1,212	154,104	71,429	213,062
Free cash flow[1]	(24,208)	141,890	(26,165)	110,392
Free cash flow excluding the impacts of the Debt Exchange Transaction[1,3]	111,083	141,890	109,126	110,392
______________________________________________________
1.*See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating income (loss), (ii) Adjusted EBITDA to Net income (loss), (iii) Free Cash Flow to Cash provided by operating activities, (iv) Free Cash Flow excluding the impacts of the Debt Exchange Transaction to Cash provided by operating activities (v) revenue, excluding political advertising revenue, to revenue, and (vi) Net Debt to Total Debt. See also the definitions of Adjusted EBITDA, Free Cash Flow, Free Cash Flow excluding the impacts of the Debt Exchange Transaction, Adjusted EBITDA margin, and Net Debt under the Supplemental Disclosure Regarding Non-GAAP Financial Information section in this release.
2.We made cash interest payments of $125.6 million in the three months ended December 31, 2024, compared to $88.5 million in the three months ended December 31, 2023. The increase relates to the cash interest paid due to the Debt Exchange Transaction.
3.We completed the Debt Exchange Transaction in the fourth quarter of 2024 which resulted in $89 million of Debt Exchange Transaction fees and $46.3 million of cash paid for accrued interest that would have been paid in 2025 under the old debt terms.

Certain prior period amounts have been reclassified to conform to the 2024 presentation of financial information throughout the press release.

Liquidity and Financial Position
As of December 31, 2024, we had $259.6 million of cash on our balance sheet. For the twelve months ended December 31, 2024, cash provided by operating activities was $71.4 million, cash provided by investing activities was $0.5 million and cash used for financing activities was $158.3 million.
Capital expenditures for the twelve months ended December 31, 2024 were $97.6 million compared to $102.7 million in the twelve months ended December 31, 2023. Capital expenditures during the twelve months ended December 31, 2024 decreased primarily due to lower spending on real estate optimization initiatives.

As of December 31, 2024, the Company had $5,071.5 million of total debt and $4,517.9 million of Net Debt. In the fourth quarter of 2024 we closed on the Debt Exchange Transaction which resulted in a $150.5 million partial repayment of debt. The terms of our capital structure include no material maintenance covenants, and as a result of the Debt Exchange Transaction, the maturity dates were extended by 3 years for the majority of our debt.

Cash balance and total available liquidity5 were $259.6 million and $685.9 million, respectively, as of December 31, 2024.

5 Total available liquidity is defined as cash and cash equivalents plus available borrowings under our ABL Facility. We use total available liquidity to evaluate our capacity to access cash to meet obligations and fund operations.

Revenue Streams
The tables below present the comparison of our historical revenue streams (including political revenue) for the periods presented:

(In thousands)	Three Months Ended December 31,		%	Year Ended December 31,		%
	2024	2023	Change	2024	2023	Change
Broadcast Radio	$493,298	$484,673	1.8%	$1,726,934	$1,752,166	(1.4)%
Networks	113,260	119,948	(5.6)%	437,212	466,404	(6.3)%
Sponsorship and Events	70,065	71,137	(1.5)%	187,344	191,434	(2.1)%
Other	7,372	8,270	(10.9)%	21,419	25,364	(15.6)%
Multiplatform Group	683,995	684,028	—%	2,372,909	2,435,368	(2.6)%
Digital ex. Podcast	199,303	186,028	7.1%	715,736	661,319	8.2%
Podcast	139,589	131,667	6.0%	448,779	407,848	10.0%
Digital Audio Group	338,892	317,695	6.7%	1,164,515	1,069,167	8.9%
Audio & Media Services Group	97,755	67,568	44.7%	327,055	256,702	27.4%
Eliminations	(2,373)	(2,508)		(9,947)	(10,212)
Revenue, total	$1,118,269	$1,066,783	4.8%	$3,854,532	$3,751,025	2.8%

Conference Call
iHeartMedia, Inc. will host a conference call to discuss results and business outlook on February 27, 2025, at 4:30 p.m. Eastern Time. The conference call number is (888) 596-4144 (U.S. callers) and +1 (646) 968-2525 (International callers) and the passcode for both is 8885116. A live audio webcast of the conference call will also be available on the Investors homepage of iHeartMedia's website investors.iheartmedia.com. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are (800) 770-2030 (U.S. callers) and +1 (609) 800-9909 (International callers) and the passcode for both is 8885116. An archive of the webcast will be available beginning 24 hours after the call for a period of thirty days.

About iHeartMedia, Inc.
iHeartMedia (Nasdaq: IHRT) is the number one audio company in the United States, reaching nine out of 10 Americans every month. It consists of three business groups.

With its quarter of a billion monthly listeners, the iHeartMedia Multiplatform Group has a greater reach than any other media company in the U.S. Its leadership position in audio extends across multiple platforms, including more than 860 live broadcast stations in over 160 markets nationwide; its National Sales organization; and the Company’s live and virtual events business. It also includes Premiere Networks, the industry’s largest Networks business, with its Total Traffic and Weather Network (TTWN); and BIN: Black Information Network, the first and only 24/7 national and local all news audio service for the Black community. iHeartMedia also leads the audio industry in analytics, targeting and attribution for its marketing partners with its SmartAudio suite of data targeting and attribution products using data from its massive consumer base.

The iHeartMedia Digital Audio Group includes the Company’s fast-growing podcasting business -- iHeartMedia is the number one podcast publisher in downloads, unique listeners, revenue and earnings -- as well as its industry-leading iHeartRadio digital service, available across more than 500+ platforms and thousands of devices; the Company’s digital sites, newsletters, digital services and programs; its digital advertising technology companies; and its audio industry-leading social media footprint.

The Company’s Audio & Media Services reportable segment includes Katz Media Group, the nation’s largest media representation company, and RCS, the world's leading provider of broadcast and webcast software.

For further information, please contact:
Media
Wendy Goldberg
Chief Communications Officer
(212) 377-1105
wendygoldberg@iheartmedia.com
Investors
Mike McGuinness
EVP, Deputy CFO, and Head of Investor Relations
(212) 377-1336
mbm@iheartmedia.com

Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors which may cause the actual results, performance or achievements of iHeartMedia, Inc. and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the Company’s ability to realize the intended benefits of the Debt Exchange Transaction; positioning in uncertain economic environment and future economic recovery; driving shareholder value; our anticipated growth; our expected costs savings and other capital and operating expense reduction initiatives; utilization of new technologies, programmatic platforms, and revenue opportunities. improving operational efficiency; future advertising demand; trends in the advertising industry, including on other media platforms; strategies and initiatives; our anticipated financial performance, including our outlook as to first quarter and full year 2025 consolidated results of operations; and our future liquidity and net leverage are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other important factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: risks related to global economic or political uncertainty and our dependence on advertising revenues; competition, including increased competition from alternative media platforms and technologies; dependence upon our brand and the performance of on-air talent, program hosts and management; fluctuations in operating costs; technological and industry changes and innovations; shifts in population and other demographics; risks related to our use of artificial intelligence, impact of acquisitions, dispositions and other strategic transactions; risks related to our indebtedness; legislative or regulatory requirements; impact of legislation, ongoing litigation or royalty audits on music licensing and royalties; regulations and concerns regarding privacy and data protection and breaches of information security measures; risks related to scrutiny and regulation of environmental, social and governance matters, risks related to our Class A common stock; and regulations impacting our business and the ownership of our securities. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date hereof. Additional risks that could cause future results to differ from those expressed by any forward-looking statement are described in the Company’s reports filed with the U.S. Securities and Exchange Commission (SEC), including in the section entitled “Part I, Item 1A. Risk Factors” of iHeartMedia, Inc.’s Annual Reports on Form 10-K and “Part II, Item 1A. Risk Factors” of iHeartMedia, Inc.’s Quarterly Reports on Form 10-Q. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

APPENDIX

TABLE 1 - Comparison of operating performance

(In thousands)	Three Months Ended December 31,		%	Year Ended December 31,		%
	2024	2023	Change	2024	2023	Change
Revenue	$1,118,269	$1,066,783	4.8%	$3,854,532	$3,751,025	2.8%
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	455,777	414,556	9.9%	1,588,931	1,494,234	6.3%
Selling, general and administrative expenses (excludes depreciation and amortization)	458,088	465,969	(1.7)%	1,693,679	1,656,171	2.3%
Depreciation and amortization	98,733	105,455		409,582	428,483
Impairment charges	537	—		922,681	965,087
Other operating expense	587	1,023		2,767	4,361
Operating income (loss)	$104,547	$79,780		$(763,108)	$(797,311)
Depreciation and amortization	98,733	105,455		409,582	428,483
Impairment charges	537	—		922,681	965,087
Other operating expense	587	1,023		2,767	4,361
Restructuring expenses	33,456	13,882		101,384	60,353
Share-based compensation expense	8,348	8,070		32,311	35,625
Adjusted EBITDA[1]	$246,208	$208,210	18.2%	$705,617	$696,598	1.3%
1See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating income (loss), and (ii) Adjusted EBITDA to Net income (loss). See also the definitions of Adjusted EBITDA and Adjusted EBITDA margin under the Supplemental Disclosure section in this release.

TABLE 2 - Statements of Operations

(In thousands)	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	$1,118,269	$1,066,783	$3,854,532	$3,751,025
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	455,777	414,556	1,588,931	1,494,234
Selling, general and administrative expenses (excludes depreciation and amortization)	458,088	465,969	1,693,679	1,656,171
Depreciation and amortization	98,733	105,455	409,582	428,483
Impairment charges	537	—	922,681	965,087
Other operating expense	587	1,023	2,767	4,361
Operating income (loss)	104,547	79,780	(763,108)	(797,311)
Interest expense, net	92,627	96,116	379,434	389,775
Gain (loss) on investments, net	(15,956)	(8,206)	75,523	(28,130)
Equity in earnings (loss) of nonconsolidated affiliates	47	(12)	(2,646)	(3,530)
Gain (loss) on extinguishment of debt	(97,305)	5,250	(97,305)	56,724
Other income (expense), net	(1,394)	454	(926)	(655)
Loss before income taxes	(102,688)	(18,850)	(1,167,896)	(1,162,677)
Income tax benefit	134,616	32,825	158,402	62,338
Net income (loss)	31,928	13,975	(1,009,494)	(1,100,339)
Less amount attributable to noncontrolling interest	438	852	447	2,321
Net income (loss) attributable to the Company	$31,490	$13,123	$(1,009,941)	$(1,102,660)

TABLE 3 - Selected Balance Sheet Information
Selected balance sheet information for December 31, 2024 and December 31, 2023:

(In millions)	December 31,
	2024	2023
Cash	$259.6	$346.4
Total Current Assets	1,361.8	1,506.9
Net Property, Plant and Equipment	489.8	558.9
Total Assets	5,571.7	6,952.6
Current Liabilities (excluding current portion of long-term debt)	847.8	848.1
Long-term Debt (including current portion of long-term debt)	5,071.5	5,215.2
Stockholders' Deficit	(1,371.8)	(384.8)

Supplemental Disclosure Regarding Non-GAAP Financial Information
The following tables set forth the Company’s Adjusted EBITDA, Adjusted EBITDA margin, revenues excluding political advertising revenue, and Free Cash Flow, and Free Cash Flow excluding the impact of the Debt Exchange Transaction for the three and twelve months ended December 31, 2024 and 2023, and Net Debt as of December 31, 2024. Adjusted EBITDA is defined as consolidated Operating income (loss) adjusted to exclude restructuring expenses included within Direct operating expenses and SG&A expenses, and share-based compensation expenses included within SG&A expenses, as well as the following line items presented in our Statements of Operations: Depreciation and amortization, Impairment charges, and Other operating expense. Alternatively, Adjusted EBITDA is calculated as Net income (loss), adjusted to exclude Income tax benefit, Interest expense, net, Depreciation and amortization, (Gain) loss on investments, net, (Gain) loss on extinguishment of debt, Other (income) expense, net, Equity in (earnings) loss of nonconsolidated affiliates, Impairment charges, Other operating expense, Share-based compensation expense, and Restructuring expenses. Restructuring expenses primarily include expenses incurred in connection with cost-saving initiatives, as well as certain expenses, which, in the view of management, are outside the ordinary course of business or otherwise not representative of the Company's operations during a normal business cycle. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.
The Company uses Adjusted EBITDA and Adjusted EBITDA margin, among other measures, to evaluate the Company’s operating performance. Adjusted EBITDA is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between operational performance and operating income. It is also a primary measure used by management in evaluating companies as potential acquisition targets.
The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.
Since Adjusted EBITDA is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, Operating income (loss) as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with Operating income (loss), the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.
We define Free Cash Flow as Cash provided by operating activities less capital expenditures, which is disclosed as Purchases of property, plant and equipment in the Company’s Consolidated Statements of Cash Flows. We define Free Cash Flow excluding the impacts of the Debt Exchange Transaction as Free Cash Flow excluding the Debt Exchange Transaction fees and the cash paid for accrued interest that would have been paid in 2025 under the old debt terms. We use Free Cash Flow measures, among other measures, to evaluate the Company’s liquidity and its ability to generate cash flow. We believe that Free Cash Flow and Free Cash Flow excluding the impacts of the Debt Exchange Transaction are meaningful to investors because they provide them with a view of the Company’s liquidity after deducting capital expenditures, which are considered to be a necessary component of ongoing operations, and excluding the impacts of the Debt Exchange Transaction in the case of Free Cash Flow excluding the impacts of the Debt Exchange Transaction. In addition, we believe that Free Cash Flow and Free Cash Flow excluding the impacts of the Debt Exchange Transaction help improve investors’ ability to compare our liquidity with that of other companies.

Since Free Cash Flow and Free Cash Flow excluding the impacts of the Debt Exchange Transaction are not measures calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, Cash provided by operating activities and may not be comparable to similarly titled measures employed by other companies. Free Cash Flow and Free Cash Flow excluding the impacts of the Debt Exchange Transaction are not necessarily measures of our ability to fund our cash needs.

The Company presents revenue, excluding the effects of political revenue. Due to the cyclical nature of the electoral system and the seasonality of the related political revenue, management believes presenting revenue, excluding the effects of political revenue, provides additional information to investors about the Company’s revenue growth from period to period.
We define Net Debt as Total Debt less Cash and cash equivalents and Debt Premium. We define net leverage as Net Debt divided by Adjusted EBITDA. The Company uses net leverage and Net Debt to evaluate the Company's liquidity. We believe these measures are an important indicator of the Company's ability to service its long-term debt obligations.

Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance or liquidity.
As required by the SEC rules, the Company provides reconciliations below to the most directly comparable measures reported under GAAP, including (i) Adjusted EBITDA to Operating income (loss), (ii) Adjusted EBITDA to Net income (loss), (iii) Free Cash Flow to Cash provided by operating activities, (iv) Free Cash Flow excluding the impacts of the Debt Exchange Transaction to Cash provided by operating activities (v) revenue, excluding political advertising revenue, to revenue, and (vi) Net Debt to Total Debt.
We have provided forecasted Consolidated Revenue and Adjusted EBITDA guidance for the quarter ending March 31, 2025 and the full year 2025, which reflects targets for Adjusted EBITDA and net debt. Our Earnings Call on February 27, 2025 may present additional guidance that includes Adjusted EBITDA. A full reconciliation of the forecasted Adjusted EBITDA, net debt and net leverage on a non-GAAP basis to the respective most-directly comparable GAAP metrics cannot be provided without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliations, including gains or losses on investments, extinguishment of debt, equity in nonconsolidated affiliates, impairment charges, stock based compensation, and restructuring as well as the Company's cash and cash equivalent balance.

Reconciliation of Operating income (loss) to Adjusted EBITDA

(In thousands)	Three Months Ended December 31,		Year Ended December 31,		Three Months Ended September 30,
	2024	2023	2024	2023	2024
Operating income (loss)	$104,547	$79,780	$(763,108)	$(797,311)	$76,720
Depreciation and amortization	98,733	105,455	409,582	428,483	101,331
Impairment charges	537	—	922,681	965,087	412
Other operating income, net	587	1,023	2,767	4,361	1,092
Restructuring expenses	33,456	13,882	101,384	60,353	16,767
Share-based compensation expense	8,348	8,070	32,311	35,625	8,263
Adjusted EBITDA	$246,208	$208,210	$705,617	$696,598	$204,585

Reconciliation of Net income (loss) to EBITDA and Adjusted EBITDA

(In thousands)	Three Months Ended December 31,		Year Ended December 31,		Three Months Ended September 30,
	2024	2023	2024	2023	2024
Net income (loss)	$31,928	$13,975	$(1,009,494)	$(1,100,339)	$(41,325)
Income tax expense (benefit)	(134,616)	(32,825)	(158,402)	(62,338)	20,835
Interest expense, net	92,627	96,116	379,434	389,775	95,715
Depreciation and amortization	98,733	105,455	409,582	428,483	101,331
EBITDA	$88,672	$182,721	$(378,880)	$(344,419)	$176,556
(Gain) loss on investments, net	15,956	8,206	(75,523)	28,130	103
(Gain) loss on extinguishment of debt	97,305	(5,250)	97,305	(56,724)	—
Other (income) expense, net	1,394	(454)	926	655	(1,195)
Equity in (earnings) loss of nonconsolidated affiliates	(47)	12	2,646	3,530	2,587
Impairment charges	537	—	922,681	965,087	412
Other operating expense	587	1,023	2,767	4,361	1,092
Restructuring expenses	33,456	13,882	101,384	60,353	16,767
Share-based compensation expense	8,348	8,070	32,311	35,625	8,263
Adjusted EBITDA	$246,208	$208,210	$705,617	$696,598	$204,585

Reconciliation of Cash provided by operating activities to Free Cash Flow and Free Cash Flow Excluding the Impacts of the Debt Exchange Transaction

(In thousands)	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Cash provided by operating activities	$1,212	$154,104	$71,429	$213,062
Purchases of property, plant and equipment	(25,420)	(12,214)	(97,594)	(102,670)
Free cash flow	$(24,208)	$141,890	$(26,165)	$110,392
Interest paid for the Debt Exchange Transaction[1]	46,321	—	46,321	—
Debt Exchange Transaction fees[1]	88,970	—	88,970	—
Free cash flow excluding the impacts of the Debt Exchange Transaction[1]	$111,083	$141,890	$109,126	$110,392
(1) We completed the Debt Exchange Transaction in the fourth quarter of 2024 which resulted in $89.0 million of Debt Exchange fees, and $46.3 million of cash paid for accrued interest that would have been paid in 2025 under the old debt terms.

Reconciliation of Revenue to Revenue excluding Political Advertising

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2024	2023		2024	2023
Consolidated revenue	$1,118,269	$1,066,783	4.8%	$3,854,532	$3,751,025	2.8%
Excluding: Political revenue	(82,673)	(12,631)		(153,212)	(30,877)
Consolidated revenue, excluding political	$1,035,596	$1,054,152	(1.8)%	$3,701,320	$3,720,148	(0.5)%

Multiplatform Group revenue	$683,995	$684,028	—%	$2,372,909	$2,435,368	(2.6)%
Excluding: Political revenue	(41,186)	(7,535)		(73,289)	(20,658)
Multiplatform Group revenue, excluding political	$642,809	$676,493	(5.0)%	$2,299,620	$2,414,710	(4.8)%

Digital Audio Group revenue	$338,892	$317,695	6.7%	$1,164,515	$1,069,167	8.9%
Excluding: Political revenue	(6,076)	(896)		(12,880)	(2,562)
Digital Audio Group revenue, excluding political	$332,816	$316,799	5.1%	$1,151,635	$1,066,605	8.0%

Audio & Media Group Services revenue	$97,755	$67,568	44.7%	$327,055	$256,702	27.4%
Excluding: Political revenue	(35,411)	(4,200)		(67,043)	(7,657)
Audio & Media Services Group revenue, excluding political	$62,344	$63,368	(1.6)%	$260,012	$249,045	4.4%

Reconciliation of Total Debt to Net Debt

(In thousands)	December 31, 2024
Current portion of long-term debt	$22,501
Long-term debt	5,048,968
Total debt	$5,071,469
Less: Debt premium	293,999
Less: Cash and cash equivalents	259,580
Net debt	$4,517,890

Segment Results

The following tables present the Company's segment results for the Company for the periods presented:

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Three Months Ended December 31, 2024
Revenue	$683,995	$338,892	$97,755	$—	$(2,373)	$1,118,269
Less: Operating expenses(1)	534,046	219,955	49,034	71,399	(2,373)	872,061
Segment Adjusted EBITDA	$149,949	$118,937	$48,721	$(71,399)	$—	$246,208
Adjusted EBITDA margin	21.9%	35.1%	49.8%			22.0%
Depreciation and amortization						(98,733)
Impairment charges						(537)
Other operating expense, net						(587)
Restructuring expenses						(33,456)
Share-based compensation expense						(8,348)
Operating income						$104,547
Operating margin						9.3%

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Three Months Ended December 31, 2023
Revenue	$684,028	$317,695	$67,568	$—	$(2,508)	$1,066,783
Less: Operating expenses(1)	542,493	201,183	46,926	70,479	(2,508)	858,573
Segment Adjusted EBITDA	$141,535	$116,512	$20,642	$(70,479)	$—	$208,210
Adjusted EBITDA margin	20.7%	36.7%	30.5%			19.5%
Depreciation and amortization						(105,455)
Impairment charges						—
Other operating expense, net						(1,023)
Restructuring expenses						(13,882)
Share-based compensation expense						(8,070)
Operating income						$79,780
Operating margin						7.5%

(1)Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses and share-based compensation expenses.

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Year Ended December 31, 2024
Revenue	$2,372,909	$1,164,515	$327,055	$—	$(9,947)	$3,854,532
Less: Operating expenses(1)	1,911,643	785,575	186,381	275,263	(9,947)	3,148,915
Segment Adjusted EBITDA	$461,266	$378,940	$140,674	$(275,263)	$—	$705,617
Adjusted EBITDA margin	19.4%	32.5%	43.0%			18.3%
Depreciation and amortization						(409,582)
Impairment charges						(922,681)
Other operating expense, net						(2,767)
Restructuring expenses						(101,384)
Share-based compensation expense						(32,311)
Operating loss						$(763,108)
Operating margin						(19.8)%

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Year Ended December 31, 2023
Revenue	$2,435,368	$1,069,167	$256,702	$—	$(10,212)	$3,751,025
Less: Operating expenses(1)	1,881,934	720,298	185,241	277,166	(10,212)	3,054,427
Segment Adjusted EBITDA	$553,434	$348,869	$71,461	$(277,166)	$—	$696,598
Adjusted EBITDA margin	22.7%	32.6%	27.8%			18.6%
Depreciation and amortization						(428,483)
Impairment charges						(965,087)
Other operating income, net						(4,361)
Restructuring expenses						(60,353)
Share-based compensation expense						(35,625)
Operating loss						$(797,311)
Operating margin						(21.3)%

(1)Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses and share-based compensation expenses.